Exhibit 99.1

SL GREEN REALTY CORP. REPORTS
FOURTH QUARTER 2024 EPS OF $0.13 PER SHARE;
AND FFO OF $1.81 PER SHARE

Financial and Operating Highlights
•Net income attributable to common stockholders of $0.13 per share for the fourth quarter of 2024 as compared to net loss of $2.45 per share for the same period in 2023.
•Funds from operations ("FFO") of $1.81 per share for the fourth quarter of 2024, inclusive of $26.0 million, or $0.36 per share, of gain on discounted debt extinguishment at 690 Madison Avenue and $7.7 million, or $0.10 per share, of positive non-cash fair value adjustments on mark-to-market derivatives. The Company reported FFO of $0.72 per share for the same period in 2023.
•FFO of $8.11 per share for the full year, inclusive of $216.1 million, or $3.08 per share, of gains on discounted debt extinguishments and $5.3 million, or $0.07 per share, of positive non-cash fair value adjustments on mark-to-market derivatives, as compared to $4.94 for the same period in 2023.
•Signed 48 Manhattan office leases covering 1,789,996 square feet in the fourth quarter of 2024 and 188 Manhattan office leases covering 3,607,924 square feet for the full year. The mark-to-market on signed Manhattan office leases was 9.0% higher for the fourth quarter and 8.5% higher for the full year than the previous fully escalated rents on the same spaces.
•Same-store cash net operating income ("NOI"), including the Company's share of same-store cash NOI from unconsolidated joint ventures, decreased 2.7% for the fourth quarter and 1.2% for the full year, excluding lease termination income, as compared to the same periods in 2023.
•Manhattan same-store office occupancy increased to 92.5% as of December 31, 2024, inclusive of leases signed but not yet commenced.
Investing Highlights
•Closed on the sale of an 11.0% interest in One Vanderbilt Avenue for a gross asset valuation of $4.7 billion. The transaction generated net proceeds to the Company of $189.5 million.
•Closed on the sale of three of the Giorgio Armani Residences at 760 Madison Avenue. The transactions generated net proceeds to the Company of $61.5 million. Sales of the remaining units, which are all under contract, are expected to close in the first quarter of 2025.

•Closed on the previously announced acquisition of 500 Park Avenue for $130.0 million. The Company financed the acquisition with a new $80.0 million mortgage. The mortgage has a term of up to 5 years, as fully extended, and bears interest at a floating rate of 2.40% over Term SOFR, which the Company has swapped to a fixed rate of 6.57% through February 2028.
•Closed on the previously announced acquisition of our partner's 45.0% interest in 10 East 53rd Street for cash consideration of $7.2 million, net of all outstanding debt obligations.
•The Company continues to close commitments for the SLG Opportunistic Debt Fund, following the $250.0 million closing with a Canadian institutional investor to anchor the Fund.
Financing Highlights
•The Company repaid the previous $60.9 million mortgage on 690 Madison Avenue for a net payment of $32.1 million.
•Together with our joint venture partner, closed on a modification, extension and upsize of the $360.0 million mortgage on 100 Park Avenue. The modification extended the maturity date to December 2027, as fully extended, while maintaining the interest rate at 2.25% over Term SOFR. The lenders also provided a new $70.0 million future funding facility for leasing costs at the property.
•Together with our joint venture partners, closed on a modification and extension of the $1.3 billion mortgage facility on One Madison Avenue. The modification extended the final maturity date to November 2027, while maintaining the interest rate at 3.10% over Term SOFR.
•Together with our joint venture partner, closed on a modification and extension of the $742.8 million mortgage on 1515 Broadway. The modification extended the maturity date to March 2028, as fully extended, while maintaining the interest rate at 3.93%.
•Closed on a modification and extension of a $100.0 million funded term loan component of the Company's unsecured corporate credit facility. The modification extended the maturity date to November 2026, as fully extended, at a rate of 1.80% over Term SOFR.
•Inclusive of the above, the Company completed $5.3 billion of strategic debt refinancings, modifications and extensions in 2024.
Special Servicing and Asset Management Highlights
•The Company further expanded its special servicing business with active assignments now totaling $5.0 billion and an additional $8.2 billion for which the Company has been designated as special servicer on assets that are not currently in special servicing.

NEW YORK, January 22, 2025 - SL Green Realty Corp. (the "Company") (NYSE: SLG) today reported a net income attributable to common stockholders for the quarter ended December 31, 2024 of $9.4 million, or $0.13 per share, as compared to a net loss of $155.6 million, or $2.45 per share, for the same quarter in 2023.
The Company reported net income attributable to common stockholders for the year ended December 31, 2024 of $7.1 million, or $0.08 per share, as compared to a net loss of $579.5 million, or $9.12 per share, for the same period in 2023.
The Company reported FFO for the quarter ended December 31, 2024 of $131.9 million or $1.81 per share, inclusive of $26.0 million, or $0.36 per share, of gain on discounted debt extinguishment at 690 Madison Avenue and $7.7 million, or $0.10 per share, of positive non-cash fair value adjustments on mark-to-market derivatives. The Company reported FFO of $49.7 million, or $0.72 per share, for the same period in 2023.
The Company reported FFO for the year ended December 31, 2024 of $569.8 million, or $8.11 per share, inclusive of $216.1 million, or $3.08 per share, of gains on discounted debt extinguishments at 2 Herald Square, 280 Park Avenue, 719 Seventh Avenue and 690 Madison Avenue and $5.3 million, or $0.07 per share, of positive non-cash fair value adjustments on mark-to-market derivatives. The Company reported FFO of $341.3 million, or $4.94 per share, for the same period in 2023.
All per share amounts are presented on a diluted basis.
Operating and Leasing Activity
Same-store cash NOI, including the Company's share of same-store cash NOI from unconsolidated joint ventures, decreased by 1.9% for the fourth quarter of 2024, or 2.7% excluding lease termination income, as compared to the same period in 2023.
Same-store cash NOI, including the Company's share of same-store cash NOI from unconsolidated joint ventures, decreased by 0.7% for the year ended December 31, 2024, and decreased 1.2% excluding lease termination income, as compared to the same period in 2023.
During the fourth quarter of 2024, the Company signed 48 office leases in its Manhattan office portfolio totaling 1,789,996 square feet. The average rent on the Manhattan office leases signed in the fourth quarter of 2024 was $74.38 per rentable square foot with an average lease term of 10.6 years and average tenant concessions of 12.5 months of free rent with a tenant improvement allowance of $116.36 per rentable square foot. Twenty-seven leases comprising 1,126,626 square feet, representing office leases on space that had been occupied within the prior twelve months, are considered replacement leases on which mark-to-market is calculated. Those replacement leases had average starting rents of $76.24 per rentable square foot, representing a 9.0% increase over the previous fully escalated rents on the same office spaces.

During the year ended December 31, 2024, the Company signed 188 office leases in its Manhattan office portfolio totaling 3,607,924 square feet. The average rent on the Manhattan office leases signed in 2024 was $87.91 per rentable square foot with an average lease term of 10 years and average tenant concessions of 10.8 months of free rent with a tenant improvement allowance of $102.74 per rentable square foot. One hundred six leases comprising 2,260,684 square feet, representing office leases on space that had been occupied within the prior twelve months, are considered replacement leases on which mark-to-market is calculated. Those replacement leases had average starting rents of $89.09 per rentable square foot, representing a 8.5% increase over the previous fully escalated rents on the same office spaces.
Occupancy in the Company's Manhattan same-store office portfolio increased to 92.5% as of December 31, 2024, inclusive of 946,927 square feet of leases signed but not yet commenced, as compared to 90.1% at the end of the previous quarter.
Significant leasing activity in the fourth quarter and to date in January includes:
•Early renewal and expansion with Bloomberg, L.P. for 924,876 square feet at 919 Third Avenue;
•New lease with Alvarez & Marsal Holdings, LLC for 220,221 square feet at 100 Park Avenue;
•Early renewal and expansion with The Travelers Indemnity Company for 122,788 square feet at 485 Lexington Avenue;
•Expansion lease with IBM for 92,663 square feet at One Madison Avenue;
•Expansion lease with Verition Group NY, Inc. for 72,515 square feet at 245 Park Avenue;
•Early renewal and expansion with the Brazilian Government for 66,331 square feet at 220 East 42nd Street;
•New lease with Hartree Partners, LP for 54,250 square feet at 1185 Avenue of the Americas;
•New lease with New York State Office of General Services for 51,284 square feet at 919 Third Avenue; and
•Expansion lease with Ares Management LLC for 38,074 square feet at 245 Park Avenue.

Investment Activity
In November, the Company closed on the sale of an 11.0% interest in One Vanderbilt Avenue for a gross asset valuation of $4.7 billion. The Company now holds a 60.0% interest in the property. The transaction generated net proceeds to the Company of $189.5 million.
In December, the Company closed on three of the Giorgio Armani Residences at 760 Madison Avenue. The transactions generated net proceeds to the Company of $61.5 million. Sales of the remaining units, which are all under contract, are expected to close in the first quarter of 2025.
In January, the Company closed on the previously announced acquisition of 500 Park Avenue for $130.0 million. The Company financed the acquisition with a new $80.0 million mortgage. The mortgage has a term of up to 5 years, as fully extended, and bears interest at a floating rate of 2.40% over Term SOFR, which the Company has swapped to a fixed rate of 6.57% through February 2028.
In December, the Company closed on the previously announced acquisition of our partner's 45.0% interest in 10 East 53rd Street for cash consideration of $7.2 million, net of those debt obligations in place prior to the loan modification which closed in the first quarter of 2024.
The Company continues to close commitments for the SLG Opportunistic Debt Fund, following the $250.0 million closing with a Canadian institutional investor to anchor the Fund.
Debt and Preferred Equity Investment Activity
The carrying value of the Company’s debt and preferred equity portfolio was $518.4 million at December 31, 2024, including $214.7 million representing the Company's share of the preferred equity investment in 625 Madison Avenue that is accounted for as an unconsolidated joint venture. The portfolio had a weighted average current yield of 7.3% as of December 31, 2024, or 8.4% excluding the effect of a $53.7 million investment that is on non-accrual.
In December, the Company closed on a one-year extension of an existing $50.0 million investment that was previously in maturity default.
During the fourth quarter of 2024, the Company invested $15.5 million in real estate debt and commercial mortgage-backed securities ("CMBS").
Financing Activity
In December, the Company repaid the previous $60.9 million mortgage on 690 Madison Avenue for a net payment of $32.1 million.

In December, together with our joint venture partner, closed on a modification, extension and upsize of the $360.0 million mortgage on 100 Park Avenue. The modification extended the maturity date to December 2027, as fully extended, while maintaining the interest rate at 2.25% over Term SOFR. In addition, the lenders provided a new $70.0 million future funding facility for leasing costs at the property. The Company also closed on a modification to the joint venture, which provides the Company with a purchase option to acquire the partner's 49.9% interest in the property.
In November, together with our joint venture partners, closed on a modification and extension of the $1.3 billion mortgage facility on One Madison Avenue. The modification extended the final maturity date to November 2027, while maintaining the interest rate at 3.10% over Term SOFR.
In November, together with our joint venture partner, closed on a modification and extension of the $742.8 million mortgage on 1515 Broadway. The modification extended the maturity date to March 2028, as fully extended, while maintaining the interest rate at 3.93%.
In November, the Company closed on a modification and extension of a $100.0 million funded term loan component of its unsecured corporate credit facility. The modification extended the maturity date to November 2026, as fully extended, at a rate of 1.80% over Term SOFR.
Special Servicing and Asset Management Activity
The Company further expanded its special servicing business with active assignments now totaling $5.0 billion and an additional $8.2 billion for which the Company has been designated as special servicer on assets that are not currently in special servicing. Since inception, the Company's cumulative special servicing and asset management appointments total $21.5 billion.
Dividends
In the fourth quarter of 2024, the Company declared:
•Two monthly ordinary dividends on its outstanding common stock of $0.25 per share, which were paid in cash on November 15 and December 16, 2024;
•One monthly ordinary dividend on its outstanding common stock of $0.2575 per share, which was paid on January 15, 2025, and reflects an increase in the annualized ordinary dividend to $3.09 per share of common stock; and
•A quarterly dividend on its outstanding 6.50% Series I Cumulative Redeemable Preferred Stock of $0.40625 per share for the period October 15, 2024 through and including January 14, 2025, which was paid in cash on January 15, 2025, and is the equivalent of an annualized dividend of $1.625 per share.

Conference Call and Audio Webcast
The Company's executive management team, led by Marc Holliday, Chairman and Chief Executive Officer, will host a conference call and audio webcast on Thursday, January 23, 2025, at 2:00 p.m. ET to discuss the financial results.
Supplemental data will be available prior to the quarterly conference call in the Investors section of the SL Green Realty Corp. website at www.slgreen.com under “Financial Reports.”
The live conference call will be webcast in listen-only mode and a replay will be available in the Investors section of the SL Green Realty Corp. website at www.slgreen.com under “Presentations & Webcasts.”
Research analysts who wish to participate in the conference call must first register at https://register.vevent.com/register/BI98713c5cf3b747a4b8c7b7969ca7daf4.
Company Profile
SL Green Realty Corp., Manhattan's largest office landlord, is a fully integrated real estate investment trust, or REIT, that is focused primarily on acquiring, managing and maximizing value of Manhattan commercial properties. As of December 31, 2024, SL Green held interests in 54 buildings totaling 30.6 million square feet. This included ownership interests in 27.0 million square feet of Manhattan buildings and 2.8 million square feet securing debt and preferred equity investments.
To obtain the latest news releases and other Company information, please visit our website at www.slgreen.com or contact Investor Relations at investor.relations@slgreen.com.

Disclaimers
Non-GAAP Financial Measures
During the quarterly conference call, the Company may discuss non-GAAP financial measures as defined by SEC Regulation G. In addition, the Company has used non-GAAP financial measures in this press release. A reconciliation of each non-GAAP financial measure and the comparable GAAP financial measure can be found in this release and in the Company’s Supplemental Package.

Forward-looking Statements
This press release includes certain statements that may be deemed to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be covered by the safe harbor provisions thereof. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, including such matters as future capital expenditures, dividends and acquisitions (including the amount and nature thereof), development trends of the real estate industry and the New York metropolitan area markets, occupancy, business strategies, expansion and growth of our operations and other similar matters, are forward-looking statements. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate. Forward-looking statements are not guarantees of future performance and actual results or developments may differ materially, and we caution you not to place undue reliance on such statements. Forward-looking statements are generally identifiable by the use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend," "project," "continue," or the negative of these words, or other similar words or terms.

Forward-looking statements contained in this press release are subject to a number of risks and uncertainties, many of which are beyond our control, that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by forward-looking statements made by us. Factors and risks to our business that could cause actual results to differ from those contained in the forward-looking statements include risks and uncertainties described in our filings with the Securities and Exchange Commission. Except to the extent required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of future events, new information or otherwise.

SL GREEN REALTY CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
Revenues:	2024	2023	2024	2023

Rental revenue, net	$139,613	$131,927	$542,995	$603,694
Escalation and reimbursement revenues	17,317	19,430	63,004	79,641
SUMMIT Operator revenue	38,571	35,240	133,214	118,260
Investment income	5,415	6,856	24,353	34,705
Interest income from real estate loans held by consolidated securitization vehicles	14,209	—	18,980	—
Other income	30,754	18,271	103,726	77,410
Total revenues	245,879	211,724	886,272	913,710
Expenses:
Operating expenses, including related party expenses of $5 and $7 in 2024 and $2 and $5 in 2023	50,150	48,090	189,598	196,696
Real estate taxes	33,692	31,294	128,187	143,757
Operating lease rent	5,287	7,083	24,423	27,292
SUMMIT Operator expenses	28,792	24,887	111,739	101,211
Interest expense, net of interest income	38,153	27,400	147,220	137,114
Amortization of deferred financing costs	1,734	1,510	6,619	7,837
SUMMIT Operator tax expense	1,949	2,320	730	9,201
Interest expense on senior obligations of consolidated securitization vehicles	11,304	—	14,634	—
Depreciation and amortization	53,436	49,050	207,443	247,810
Loan loss and other investment reserves, net of recoveries	—	—	—	6,890
Transaction related costs	138	16	401	1,099
Marketing, general and administrative	22,827	42,257	85,187	111,389
Total expenses	247,462	233,907	916,181	990,296

Equity in net loss from unconsolidated joint ventures	(279,752)	(32,039)	(179,695)	(76,509)
Equity in net gain (loss) on sale of interest in unconsolidated joint venture/real estate	189,138	(13,289)	208,144	(13,368)
Purchase price and other fair value adjustments	125,287	(10,273)	88,966	(17,260)
(Loss) Gain on sale of real estate, net	(1,705)	(4,557)	3,025	(32,370)
Depreciable real estate reserves	(38,232)	(76,847)	(104,071)	(382,374)
Gain (Loss) on early extinguishment of debt	25,985	(870)	43,762	(870)
Net income (loss)	19,138	(160,058)	30,222	(599,337)
Net income (loss) attributable to noncontrolling interests:
Noncontrolling interests in the Operating Partnership	(663)	9,972	(497)	37,465
Noncontrolling interests in other partnerships	(3,222)	109	928	4,568
Preferred units distributions	(2,158)	(1,903)	(8,643)	(7,255)
Net income (loss) attributable to SL Green	13,095	(151,880)	22,010	(564,559)
Perpetual preferred stock dividends	(3,737)	(3,737)	(14,950)	(14,950)
Net income (loss) attributable to SL Green common stockholders	$9,358	$(155,617)	$7,060	$(579,509)
Earnings Per Share (EPS)
Basic earnings (loss) per share	$0.13	$(2.45)	$0.08	$(9.12)
Diluted earnings (loss) per share	$0.13	$(2.45)	$0.08	$(9.12)

Funds From Operations (FFO)
Basic FFO per share	$1.87	$0.72	$8.29	$4.98
Diluted FFO per share	$1.81	$0.72	$8.11	$4.94

Basic ownership interest
Weighted average REIT common shares for net income per share	67,167	63,885	65,062	63,809
Weighted average partnership units held by noncontrolling interests	3,487	4,129	3,674	4,163
Basic weighted average shares and units outstanding	70,654	68,014	68,736	67,972

Diluted ownership interest
Weighted average REIT common share and common share equivalents	69,428	65,171	66,594	64,869
Weighted average partnership units held by noncontrolling interests	3,487	4,129	3,674	4,163
Diluted weighted average shares and units outstanding	72,915	69,300	70,268	69,032

SL GREEN REALTY CORP.
CONSOLIDATED BALANCE SHEETS
(unaudited and in thousands, except per share data)

	December 31,	December 31,
	2024	2023
Assets
Commercial real estate properties, at cost:
Land and land interests	$1,357,041	$1,092,671
Building and improvements	3,862,224	3,655,624
Building leasehold and improvements	1,388,476	1,354,569
	6,607,741	6,102,864
Less: accumulated depreciation	(2,126,081)	(1,968,004)
	4,481,660	4,134,860
Cash and cash equivalents	184,294	221,823
Restricted cash	147,344	113,696
Investment in marketable securities	22,812	9,591
Tenant and other receivables	44,055	33,270
Related party receivables	26,865	12,168
Deferred rents receivable	266,428	264,653
Debt and preferred equity investments, net of discounts and deferred origination fees of $1,618 and $1,630 in 2024 and 2023, respectively, and allowances of $13,520 and $13,520 in 2024 and 2023, respectively	303,726	346,745
Investments in unconsolidated joint ventures	2,690,138	2,983,313
Deferred costs, net	117,132	111,463
Right-of-use assets - operating leases	865,639	885,929
Real estate loans held by consolidated securitization vehicles (includes $584,134 and $— at fair value as of December 31, 2024 and December 31, 2023, respectively)	709,095	—
Other assets	598,752	413,670
Total assets	$10,457,940	$9,531,181

Liabilities
Mortgages and other loans payable	$1,951,024	$1,497,386
Revolving credit facility	320,000	560,000
Unsecured term loan	1,150,000	1,250,000
Unsecured notes	100,000	100,000
Deferred financing costs, net	(14,242)	(16,639)
Total debt, net of deferred financing costs	3,506,782	3,390,747
Accrued interest payable	2,727	17,930
Accounts payable and accrued expenses	122,674	153,164
Deferred revenue	164,887	134,053
Lease liability - financing leases	106,853	105,531
Lease liability - operating leases	810,989	827,692
Dividend and distributions payable	21,816	20,280
Security deposits	60,331	49,906
Junior subordinate deferrable interest debentures held by trusts that issued trust preferred securities	100,000	100,000
Senior obligations of consolidated securitization vehicles (includes $567,487 and $— at fair value as of December 31, 2024 and December 31, 2023, respectively)	590,131	—
Other liabilities (includes $251,096 and $— at fair value as of December 31, 2024 and December 31, 2023, respectively)	415,794	471,401
Total liabilities	5,902,984	5,270,704

Commitments and contingencies
Noncontrolling interests in Operating Partnership	288,941	238,051
Preferred units and redeemable equity	196,064	166,501

Equity
SL Green stockholders' equity:
Series I Preferred Stock, $0.01 par value, $25.00 liquidation preference, 9,200 and 9,200 issued and outstanding at both December 31, 2024 and December 31, 2023	221,932	221,932
Common stock, $0.01 par value 160,000 shares authorized, 71,097 and 65,786 issued and outstanding (including — and 1,060 held in Treasury) at December 31, 2024 and December 31, 2023, respectively	711	660
Additional paid-in capital	4,159,562	3,826,452
Treasury stock at cost	—	(128,655)
Accumulated other comprehensive income	18,196	17,477
Retained deficit	(449,101)	(151,551)
Total SL Green Realty Corp. stockholders’ equity	3,951,300	3,786,315
Noncontrolling interests in other partnerships	118,651	69,610
Total equity	4,069,951	3,855,925
Total liabilities and equity	$10,457,940	$9,531,181

SL GREEN REALTY CORP.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(unaudited and in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
Funds From Operations (FFO) Reconciliation:	2024	2023	2024	2023

Net income (loss) attributable to SL Green common stockholders	$9,358	$(155,617)	$7,060	$(579,509)
Add:
Depreciation and amortization	53,436	49,050	207,443	247,810
Joint venture depreciation and noncontrolling interest adjustments	69,636	73,062	287,671	284,284
Net income (loss) attributable to noncontrolling interests	3,885	(10,081)	(431)	(42,033)
Less:
Equity in net gain (loss) on sale of interest in unconsolidated joint venture/real estate	189,138	(13,289)	208,144	(13,368)
Purchase price and other fair value adjustments	117,195	—	83,430	(6,813)
(Loss) Gain on sale of real estate, net	(1,705)	(4,557)	3,025	(32,370)
Depreciable real estate reserves	(38,232)	(76,847)	(104,071)	(382,374)
Depreciable real estate reserves in unconsolidated joint venture	(263,190)	—	(263,190)	—
Depreciation on non-rental real estate assets	1,226	1,414	4,583	4,136
FFO attributable to SL Green common stockholders and unit holders	$131,883	$49,693	$569,822	$341,341

SL GREEN REALTY CORP.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(unaudited and in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
Operating income and Same-store NOI Reconciliation:	2024	2023	2024	2023

Net income (loss)	$19,138	$(160,058)	$30,222	$(599,337)

Depreciable real estate reserves	38,232	76,847	104,071	382,374
Loss (Gain) on sale of real estate, net	1,705	4,557	(3,025)	32,370
Purchase price and other fair value adjustments	(125,287)	10,273	(88,966)	17,260
Equity in net (gain) loss on sale of interest in unconsolidated joint venture/real estate	(189,138)	13,289	(208,144)	13,368
Depreciation and amortization	53,436	49,050	207,443	247,810
SUMMIT Operator tax expense	1,949	2,320	730	9,201
Amortization of deferred financing costs	1,734	1,510	6,619	7,837
Interest expense, net of interest income	38,153	27,400	147,220	137,114
Interest expense on senior obligations of consolidated securitization vehicles	11,304	—	14,634	—
Operating (loss) income	(148,774)	25,188	210,804	247,997

Equity in net loss from unconsolidated joint ventures	279,752	32,039	179,695	76,509
Marketing, general and administrative expense	22,827	42,257	85,187	111,389
Transaction related costs	138	16	401	1,099
Loan loss and other investment reserves, net of recoveries	—	—	—	6,890
SUMMIT Operator expenses	28,792	24,887	111,739	101,211
(Gain) Loss on early extinguishment of debt	(25,985)	870	(43,762)	870
Investment income	(5,415)	(6,856)	(24,353)	(34,705)
Interest income from real estate loans held by consolidated securitization vehicles	(14,209)	—	(18,980)	—
SUMMIT Operator revenue	(38,571)	(35,240)	(133,214)	(118,260)
Non-building revenue	(20,704)	(10,935)	(68,881)	(44,568)
Net operating income (NOI)	77,851	72,226	298,636	348,432

Equity in net loss from unconsolidated joint ventures	(279,752)	(32,039)	(179,695)	(76,509)
SLG share of unconsolidated JV depreciable real estate reserves	263,190	—	263,190	—
SLG share of unconsolidated JV depreciation and amortization	67,046	69,588	275,098	266,340
SLG share of unconsolidated JV amortization of deferred financing costs	3,459	2,876	11,334	12,005
SLG share of unconsolidated JV interest expense, net of interest income	67,099	73,012	276,852	272,217
SLG share of unconsolidated JV gain on early extinguishment of debt	—	—	(172,369)	—
SLG share of unconsolidated JV investment income	(5,048)	(320)	(11,513)	(1,271)
SLG share of unconsolidated JV non-building revenue	147	106	(3,051)	(14,336)
NOI including SLG share of unconsolidated JVs	193,992	185,449	758,482	806,878

NOI from other properties/affiliates	(38,211)	(26,870)	(140,923)	(163,399)
Same-Store NOI	155,781	158,579	617,559	643,479

Straight-line and free rent	810	(1,185)	323	(11,989)
Amortization of acquired above and below-market leases, net	830	88	2,578	560
Operating lease straight-line adjustment	204	204	815	815
SLG share of unconsolidated JV straight-line and free rent	(5,024)	(2,265)	(9,687)	(17,481)
SLG share of unconsolidated JV amortization of acquired above and below-market leases, net	(4,409)	(4,407)	(17,635)	(17,161)
SLG share of unconsolidated JV operating lease straight-line adjustment	—	—	—	—
Same-store cash NOI	$148,192	$151,014	$593,953	$598,223

Lease termination income	(2,737)	(1,102)	(6,338)	(4,054)
SLG share of unconsolidated JV lease termination income	—	(369)	(3,055)	(2,251)
Same-store cash NOI excluding lease termination income	$145,455	$149,543	$584,560	$591,918

SL GREEN REALTY CORP.
NON-GAAP FINANCIAL MEASURES - DISCLOSURES
Funds from Operations (FFO)
FFO is a widely recognized non-GAAP financial measure of REIT performance. The Company computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than the Company does. The revised White Paper on FFO approved by the Board of Governors of NAREIT in April 2002, and subsequently amended in December 2018, defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of properties, and real estate related impairment charges, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.
The Company presents FFO because it considers it an important supplemental measure of the Company’s operating performance and believes that it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, particularly those that own and operate commercial office properties. The Company also uses FFO as one of several criteria to determine performance-based compensation for members of its senior management. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions, and real estate related impairment charges, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, and interest costs, providing perspective not immediately apparent from net income. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Company’s financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is it indicative of funds available to fund the Company’s cash needs, including the Company's ability to make cash distributions.
Funds Available for Distribution (FAD)
FAD is a non-GAAP financial measure that is calculated as FFO plus non-real estate depreciation, allowance for straight line credit loss, adjustment for straight line operating lease rent, non-cash deferred compensation, and pro-rata adjustments for these items from the Company's unconsolidated JVs, less straight line rental income, free rent net of amortization, second cycle tenant improvement and leasing costs, and recurring capital expenditures.
FAD is not intended to represent cash flow for the period and is not indicative of cash flow provided by operating activities as determined in accordance with GAAP. FAD is presented solely as a supplemental disclosure with respect to liquidity. Because all companies do not calculate FAD the same way, the presentation of FAD may not be comparable to similarly titled measures of other companies. FAD does not represent cash flow from operating, investing and finance activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Company’s financial performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of the Company’s liquidity.
Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre)
EBITDAre is a non-GAAP financial measure. The Company computes EBITDAre in accordance with standards established by NAREIT, which may not be comparable to EBITDAre reported by other REITs that do not compute EBITDAre in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than the Company does. The White Paper on EBITDAre approved by the Board of Governors of NAREIT in September 2017 defines EBITDAre as net income (loss) (computed in accordance with Generally Accepted Accounting Principles, or GAAP), plus interest expense, plus income tax expense, plus depreciation and amortization, plus (minus) losses and gains on the disposition of depreciated property, plus impairment write-downs of depreciated property and investments in unconsolidated joint ventures, plus adjustments to reflect the entity's share of EBITDAre of unconsolidated joint ventures.
The Company presents EBITDAre because the Company believes that EBITDAre, along with cash flow from operating activities, investing activities and financing activities, provides investors with an additional indicator of the Company’s ability to incur and service debt. EBITDAre should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Company’s financial performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of the Company’s liquidity.
Net Operating Income (NOI) and Cash NOI
NOI is a non-GAAP financial measure that is calculated as operating income before transaction related costs, gains/losses on early extinguishment of debt, marketing general and administrative expenses and non-real estate revenue. Cash NOI is also a non-GAAP financial measure that is calculated by subtracting free rent (net of amortization), straight-line rent, and the amortization of acquired above and below-market leases from NOI, while adding operating lease straight-line adjustment and the allowance for straight-line tenant credit loss.
The Company presents NOI and Cash NOI because the Company believes that these measures, when taken together with the corresponding GAAP financial measures and reconciliations, provide investors with meaningful information regarding the operating performance of properties. When operating performance is compared across multiple periods, the investor is provided with information not immediately apparent from net income that is determined in accordance with GAAP. NOI and Cash NOI provide information on trends in the revenue generated and expenses incurred in operating the Company's properties, unaffected by the cost of leverage, straight-line adjustments, depreciation, amortization, and other net income components. The Company uses these metrics internally as performance measures. None of these measures is an alternative to net income (determined in accordance with GAAP) and same-store performance should not be considered an alternative to GAAP net income performance.
Coverage Ratios
The Company presents fixed charge and debt service coverage ratios to provide a measure of the Company’s financial flexibility to service current debt amortization, interest expense and operating lease rent from current cash net operating income. These coverage ratios represent a common measure of the Company’s ability to service fixed cash payments; however, these ratios are not used as an alternative to cash flow from operating, financing and investing activities (determined in accordance with GAAP).
SLG-EARN